Exhibit 10.17

AMENDED AND RESTATED

SECURITY AGREEMENT AND ASSIGNMENT OF E-LOAN, INC.

This Amended and Restated Security Agreement and Assignment ("Agreement") is made and entered into as of July 12, 2001, by and between E-Loan, Inc., a Delaware corporation ("Company" or "Debtor"), and Bank One, NA, a national banking association with its principal offices in Columbus, Ohio ("Secured Party").

RECITALS

A. This Agreement is being executed and delivered in connection with that certain Loan Agreement (as the same may have been or hereafter may be renewed, extended, amended, supplemented or modified, the "Loan Agreement"), dated as of April 2, 2001, between Debtor and Secured Party and amends and restates that certain Security Agreement and Assignment of E-Loan, Inc., dated as of April 2, 2001. The terms, conditions and provisions of the Loan Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions and provisions shall continue to be in full force and effect hereunder so long as Secured Party is obligated to lend under the Loan Agreement and thereafter until the Obligations are paid and performed in full. These Recitals shall be deemed a part of the Agreement.

B. The Company and Secured Party are entering into this Agreement to accommodate the request of the Company that it be permitted to incur secured debt to Christian Larsen and secured debt to The Charles Schwab Corporation (collectively, the "Subordinated Lenders" and the "Subordinated Obligations"). The Subordinated Obligations and the liens securing the Subordinated Obligations are subordinate to the Obligations of the Debtor to Secured Party and the liens of Secured Party granted and confirmed hereby, pursuant to the terms of that certain Subordination and Intercreditor Agreement between Secured Party and the Subordinated Lenders and Secured Party dated as of the date hereof.

TERMS AND CONDITIONS

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions.

1.1 Specific Terms. As used in this Agreement, the following terms have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

"Code" means the Uniform Commercial Code, as in effect from time to time, as the same may from time to time be in effect in the State of California (and each reference in this Agreement to an Article thereof (denoted as a Division of the Code as adopted and in effect in the State of California) shall refer to that Article (or Division, as applicable) as from time to time in effect, which in the case of Article 9 shall include and refer to Revised Article 9 from and after the date Revised Article 9 shall become effective in the State of California); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "Code" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Collateral" means all of Debtor's right, title and interest in and to each of the following:

(a) All Accounts of Debtor;

(b) All Contracts and Chattel Paper of Debtor, including without limitation, Contracts and Chattel Paper, whether in written or electronic form, evidencing both a debt and security interest in motor vehicles;

(c) All Commercial Tort Claims of Debtor;

(d) All Deposit Accounts of Debtor, including, without limitation, Accounts Number [*] and [*], both held at Bank One, NA.

(e) All Documents of Debtor;

(f) All Equipment of Debtor;

(g) All Fixtures of Debtor;

(h) All General Intangibles of Debtor, including, without limitation, all Payment Intangibles and all Intellectual Property;

(i) All Instruments of Debtor, including without limitation, Promissory Notes;

(j) All Investment Property of Debtor, including the securities account identified on Schedule C hereto (the "Securities Account");

(k) All Letter of Credit Rights of Debtor;

(l) All Supporting Obligations of Debtor;

(m) All of Debtor's Books;

(n) All other goods and personal property of Debtor wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Debtor; and

(o) All proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all accounts, general intangibles, negotiable collateral, money, deposit accounts, or other tangible or intangible property resulting form the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

(p) All property as described on Exhibit A hereto.

PROVIDED, HOWEVER, that the Collateral shall not in any event include property included in the "Collateral" described in the Warehouse Credit Agreement dated as of June 24, 1998, as amended, among Cooper River Funding Inc., GE Capital Mortgage Services, Inc. and Debtor, or the property included in the "Collateral" described in the Master Loan and Security Agreement dated as of May 20, 1999 between Greenwich Capital Mortgage Services, Inc. and Debtor.

"Contracts" means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements, conditional or installment sales contracts, and other agreements, including, without limitation, instruments or documents arising from the financing of the purchase of motor vehicles evidencing both a debt and security interest in such motor vehicles, whether in written or electronic form, in or under which Secured Party now holds or hereafter acquires any right, title or interest.

"Debtor's Books" means all of the Debtor's books and records including: ledgers; records indicating, summarizing, or evidencing the Debtor's properties or assets (including the Collateral) or liabilities; all information relating to the Debtor's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

"Event of Default" has the meaning set forth in the Loan Agreement.

"Intellectual Property" means any intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor or in which Debtor now holds or hereafter acquires or receives any right or interest, and shall include, in any event, any Trademark, trade secret, customer list, internet domain name (including any right related to the registration thereof), proprietary or confidential information, mask work, source, object or other programming code, invention (whether or not patented or patentable), technical information, procedure, design, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, model, drawing, material or record.

"Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

"Loan Documents" has the meaning set forth in the Loan Agreement.

"Obligations" has the meaning set forth in the Loan Agreement.

"Permitted Lien" means: (a) any Liens existing on the date of this Agreement and set forth on Schedule A attached hereto; (b) Permitted Liens as set forth in the Loan Agreement.

"Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

"Revised Article 9" has the meaning set forth in Section 4.

"Trademarks" means any of the following in which Debtor now holds or hereafter acquires any interest: (a) any trademarks, trade names, corporate names, company names, business names, trade styles, services marks, logos other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof of any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

In addition, the following terms shall be defined terms having the meaning set forth for such terms in the Code: "Account" (including health-care-insurance receivables), "Account Debtor," "Chattel Paper" (including tangible and electronic chattel paper), "Commercial Tort Claims," "Deposit Account," "Documents," "Equipment" (including all accessions and additions thereto), "Fixtures," "General Intangible" (including payment intangibles and software), "Instrument," "Investment Property" (including securities and securities entitlements), "Letter-of-Credit Right" (whether or not the letter of credit is evidenced by a writing), "Payment Intangibles," "Promissory Notes," and "Supporting Obligations." Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Debtor.

1.2 Other Definitional Provisions.

(a) All capitalized terms not otherwise defined in this Agreement shall have the same meanings as defined in the Code.

(b) The words "hereof" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

2. Attachment of Security Interest. In order to secure the full and complete payment of the Obligations when due and performance under the Loan Agreement and other Loan Documents and all other obligations of Debtor to Secured Party and to any subsidiary or affiliate of Secured Party, whether now existing or hereafter arising, Debtor hereby grants to Secured Party a security interest ("Security Interest") in the Collateral and pledges and assigns the Collateral to Secured Party. The Security Interest is granted as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto.

3. Intentionally Omitted.

4. Revised Article 9. The parties acknowledge that revised Article 9 of the Uniform Commercial Code in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official text of Revised Article 9 ("Revised Article 9") has been adopted in the State of California and elsewhere and hereby agree to the following provisions of this Agreement in anticipation of the possible application thereof, in one or more jurisdictions, to the transactions contemplated hereby.

4.1 Revised Article of Collateral. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of Debtor included in the definition of "Collateral" in Section 1, whether or not within the scope of Revised Article 9.

4.2 Continuation Statements. Secured Party may at any time and from time to time file financing statements, continuation statements (including "in lieu" financing statements) and amendments thereto that describe the Collateral and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Debtor and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

4.3 Cooperation. Debtor shall at any time and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as Secured Party may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Secured Party, (ii) for Secured Party to obtain "control" of any investment property, deposit accounts , letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Secured Party, and (iii) otherwise to insure the continued perfection and priority of Secured Party's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation of or following the effectiveness of Revised Article 9 in any jurisdiction.

4.4 No Impairment. Nothing contained in this Section 4 shall be construed to narrow the scope of Secured Party's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Secured Party hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

5. Obligations of Secured Party; Collection of Accounts.

5.1 Obligations of Secured Party. Secured Party shall have no obligation or liability under any Contract by reason of or arising out of this Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.2 Collection of Accounts. Secured Party authorizes Debtor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, Debtor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

5.3 Notification of Third Parties. Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Debtor of its intention to do so, notify Account Debtors of Debtor, parties to the Contracts of Debtor, obligors in respect of Instruments of Debtor and obligors in respect of Chattel Paper of Debtor that the Accounts and the right, title and interest of Debtor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party, Debtor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper. Debtor agrees that it will hold in trust for the Secured Party, as the Secured Party trustee, any collections that it receives with respect to any such Accounts, Contracts, Instruments or Chattel Paper and immediately will deliver said collections to the Secured Party in their original form as received by Debtor.

6. Representations and Warranties. Debtor hereby represents and warrants to Secured Party that:

6.1 Organization; Good Standing, etc. Debtor is a corporation, validly existing under the laws of the State of Delaware. Debtor has the requisite power and all necessary governmental authority to conduct its business as currently being conducted. Debtor's taxpayer identification number is, and chief executive office, principal place of business, and the place where Debtor maintains its records concerning the Collateral are set forth on the signature page hereof.

6.2 Ownership of Collateral. Except for the security interest granted to Secured Party under this Agreement and Permitted Liens, Debtor is the sole legal and equitable owner or, has the power to transfer each item of the Collateral in which it purports to grant a security interest hereunder.

6.3 Priority. No effective Agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Debtor in favor of Secured Party pursuant to this Agreement, except for lien of the Subordinated Lenders, which liens are subordinate to the Security Interest granted herein.

6.4 Perfected Security Interest. This Agreement creates a legal and valid security interest on and in all of the Collateral in which Debtor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest will be duly taken. Accordingly, Debtor will undertake all necessary action required by it to create a fully perfected first priority security interest for the benefit of Secured Party in all of the Collateral in which Debtor now has rights. This Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Debtor later acquires rights, when Debtor acquires those rights and additional filings to be made by Secured Party as are necessary to perfect Secured Party's security interest in subsequent ownership rights.

6.5 Location of Principal Place of Business and Records. Debtor's principal place of business and the place where Debtor maintains his records concerning the Collateral are set forth on the signature page hereof. Debtor shall not change his legal residence or remove or cause to be removed, the records concerning the Collateral from those premises without prior written notice to Secured Party.

6.6 Location of Collateral. The Collateral, other than Deposit Accounts and motor vehicles and other mobile goods of the type contemplated in Section 9103(3)(a) of the Code, is presently located at such address and at such additional addresses set forth on Schedule B attached hereto.

6.7 Account Information. The name and address of each depository institution at which Debtor maintains any Securities Account consisting of a portion of the Collateral and the account number and account name of each such Securities Account is listed on Schedule C attached hereto. Debtor agrees to amend Schedule C from time to time within five (5) business days after opening any additional Securities Account or closing or changing the account name or number on any existing Securities Account.

6.8 Ownership of Securities. Debtor is the sole holder of record and the sole beneficial owner of all certificated securities and uncertificated securities pledged to Secured Party by Debtor under Section 2 of this Agreement, free and clear of any adverse claim, as defined in Section 8102(a)(1) of the Code, except for the Lien created in favor of Secured Party by this Agreement.

6.9 Compliance with Securities Laws. None of the Investment Property of Debtor has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject.

6.10 Description of Intellectual Property. All Trademarks, patents, copyrights and other Intellectual Property now owned, held or in which Debtor otherwise has any interest are listed on Schedule D attached hereto. Debtor shall amend Schedule D from time to time within twenty (20) business days after the filing of any application for a patent, Trademark or copyright or the issuance of any patent or registration of any Trademark or copyright to reflect any additions to or deletions from this list. Except as set forth on Schedule D, none of the patents, Trademarks or copyrights has been licensed to any third party.

7. Affirmative Covenants of Debtor. So long as any of the Obligations are owed to Secured Party or Secured Party has any commitment to lend to the Debtor, Debtor hereby covenants and agrees as follows:

7.1 Disposition of Collateral. Other than in the ordinary course of business, Debtor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so.

7.2 Change of Jurisdiction of Organization, Relocation of Business or Collateral. Debtor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section 7.1 immediately above) from such address(es) provided to the Secured Party pursuant to Section 6 above without thirty (30) days prior written notice to the Secured Party.

7.3 Corporate Existence, Etc. At all times to preserve and keep in full force and effect its corporate existence and rights and franchises material to its business.

7.4 Limitation on Liens on Collateral. Debtor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to the Secured Party under this Agreement. Debtor shall further defend the right, title and interest of the Secured Party in and to any of Debtor's rights under the Chattel Paper, Contracts, Documents, General Intangibles, Instruments and Investment Property and to the Equipment and Fixtures and in and to the Proceeds thereof against the claims and demands of all persons whomsoever.

7.5 Insurance. To maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that it will not cancel such policy except after 30 days' prior written notice to Secured Party.

7.6 Inspection. To permit any authorized representatives designated by the Secured Party to visit and inspect any of the properties of the Debtor and Debtor's Books, and to make copies and take extracts therefrom, and to discuss Debtor's affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested.

7.7 Compliance with Laws, Etc. To exercise due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would materially and adversely affect the business, properties, assets, operations or condition (financial or otherwise) of Debtor.

7.8 Notice of Default under Senior Indebtedness. Debtor shall promptly deliver to Secured Party any written notice which it receives from any holder(s) of the Subordinated Obligations of any claim of breach or default under the Subordinated Obligations or of any event or occurrence which with notice or the passage of time, or both, constitutes or may constitute a breach or default under the Subordinated Obligations.

7.9 Attachment of Collateral; Litigation. Debtor shall immediately notify Secured Party of any attachment or other legal process levied against the Collateral and the commencement, or threatened commencement, of any legal action against Debtor and/or the Collateral.

7.10 Consents and Approvals. At Debtor's expense and Secured Party's request, before or after an Event of Default, Debtor shall file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any governmental authority to Secured Party's rights, remedies, powers, privileges and benefits hereunder, including, without limitation, the right to sell all the Collateral upon an Event of Default without additional consent or approval from such governmental authority (and, because Debtor agrees that Secured Party's remedies at law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced).

7.11 Taxes, Assessments, Etc. Debtor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, any item of Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

7.12 Maintenance of Records. Debtor shall keep and maintain at his own cost and expense satisfactory and complete records of the Collateral.

7.13 Further Assurances; Pledge of Instruments. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Agreement. Debtor also hereby authorizes Secured Party to file any such financing or continuation statement (including "in lieu" continuation statements) without the signature of Debtor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner reasonably satisfactory to Secured Party and delivered to Secured Party promptly and in any event within five (5) business days of Debtor's receipt thereof; provided until an Event of Default shall have occurred and be continuing, Debtor shall have no obligation to endorse and deliver to secured party any Instruments arising out of or related to Debtor's auto loan activities.

7.14 Notification Regarding Changes in Intellectual Property. Debtor shall promptly advise Secured Party of any subsequent ownership right or interest of the Debtor in or to any item of Intellectual Property not specified on Schedule D hereto, and any subsequent changes to Debtor's ownership right or interest in any item of Intellectual Property specified on Schedule D hereto, and shall amend such Schedule, as necessary, to reflect any addition, deletion or other change to such ownership rights.

7.15 Defense of Intellectual Property. Debtor shall (i) protect, defend and maintain the validity and enforceability of the copyrights, patents and Trademarks, (ii) use its reasonable best efforts to detect infringements of the copyrights, patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any copyrights, patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party.

8. Remedies in Favor of Secured Parties. Upon the occurrence of an Event of Default, the Secured Party shall have the following rights and remedies:

8.1 Rights. The Secured Party shall have all rights and remedies afforded a secured party by the chapter on "Default" of Division 9 of the Code, in addition to the rights and remedies provided in this Agreement, the Loan Agreement or other Loan Documents or otherwise permitted by law. Without limiting the generality of the foregoing, Debtor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, copyright or process used or owned by Debtor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Secured Party offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent Debtor has the right to do so, Debtor authorizes Secured Party, on the terms set forth in this Section 8 to enter the premises where the Collateral is located, to take possession of the Collateral, or any part of it, and to pay, purchase, contact, or compromise any encumbrance, charge, or lien which, in the opinion of Secured Party, appears to be prior or superior to its security interest. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Debtor hereby releases. Debtor further agrees, at Secured Party's request, to assemble his Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Debtor's premises or elsewhere. To the maximum extent permitted by applicable law, Debtor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral. Debtor agrees that Secured Party need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

8.2 Remedies Cumulative. The rights and remedies of the Secured Party under this Agreement shall be cumulative. The Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any Event of Default shall be deemed a continuing waiver. No delay by the Secured Party shall constitute a waiver, election, or acquiescence by it.

8.3 Disposition of Collateral. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Section 8 in the following order: first, to the payment of all its expenses incurred in retaking, holding, and preparing any of the Collateral for sale or other disposition, in arranging for such sale or other disposition, and in actually selling or disposing of the same (all of which are part of the obligations secured by this Agreement); second, toward repayment of amounts expended by Secured Party under Section 7; third, toward payment of the balance of the Obligations secured by this Agreement in such order and manner as Secured Party, in its discretion, may deem advisable, or as a court of competent jurisdiction may direct, fourth, to Debtor. If the proceeds are insufficient to pay the Obligations secured by this Agreement in full, Debtor shall remain liable for any deficiency, Debtor also being liable for the attorney costs of any attorneys employed by Secured Party to collect such deficiency. The Collateral may be sold, transferred or otherwise disposed of by Debtor in the ordinary course of business for a fair consideration and upon commercial credit terms.

9. Financing Statement. Debtor shall sign and execute alone or with the Secured Party any financing statements, notices or other document or procure any document reasonably requested by the Secured Party in order to create, perfect or continue the Security Interest created by this Agreement.

10. Waiver of Demand, Etc. Debtor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the obligations, and any and all other demands and notices of any kind or nature whatsoever with respect to the obligations and this Agreement, except such as are expressly provided for herein. No notice to or demand on Debtor which the Secured Party may elect to give shall entitle Debtor to any other or further notice or demand in the same, similar or other circumstances.

11. Indemnification. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such persons be agents or employees of Debtor or of third parties, or such damage be to property of Debtor or of others. Debtor agrees to indemnify, save, and hold Secured Party harmless from and against, and covenants to defend Secured Party against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses, including, without limitation, court costs and reasonable attorneys' fees, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof (a "Claim"). In the event that any Claim is brought against Secured Party, Secured Party agrees to give prompt written notice to Debtor with respect to same, together with a copy of such claim, and so long as no Event of Default shall have occurred and be continuing, Debtor shall have the right in good faith and by appropriate proceedings to defend Secured Party against such Claim and employ counsel acceptable to Secured Party to conduct such defense (at Debtor's sole expense) so long as such defense shall not involve any danger of the foreclosure, sale, forfeiture or loss, or imposition of any Lien, other than a Permitted Lien, on any part of the Collateral, or subject Secured Party to criminal liability. Should Debtor elect to engage its own counsel acceptable to Secured Party, Secured Party may continue to participate in the defense of any such claim and will retain the right to settle any such matter on terms and conditions satisfactory to Secured Party and Debtor. All such settlements shall be paid by and remain the sole responsibility of Debtor. In the event Debtor does not accept the defense of the Claim as provided above, Secured Party shall have the right to defend against such Claim, in its sole discretion, and pursue its rights hereunder.

12. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Debtor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the obligations secured hereby, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations secured hereby, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations secured hereby shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13. Termination of this Agreement. Subject to Section 12 hereof, this Agreement shall terminate upon the payment and performance in full of all of the obligations secured hereby.

14. Notices. All notices or other written communications required or permitted to be given by Agreement shall be deemed given if personally delivered or five (5) days after it has been sent (the date of posting shall be considered as the first day and there shall be excluded any Sundays, legal holidays or other days upon which the United States mail generally is not delivered) by United States registered or certified mail, postage prepaid, property addressed to the party to receive the notice at the following address or any other address given to the other party in the manner provided by this Section 14:

If to Secured Party:	Craig M. Larson Commercial Loan Officer Bank One, NA 1111 Polaris Parkway - Mail Stop #OH1-1009 Columbus, OH 43240
With a copy to:	Yvette A. Cox, Esq. Arter & Hadden LLP 10 West Broad Street, Suite 2100 Columbus, OH 43215
If to the Debtor:	E-Loan, Inc. 5875 Arnold Road, Suite 100 Dublin, California 94568 Attention: Joseph J. Kennedy
With a copy to:	Allen Matkins Leck Gamble & Mallory, LLP 333 Bush Street, Suite 1700 San Francisco, California 94104 Attention: Roger S. Mertz, Esq.

15. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the provision shall be deemed to be severable from the remainder of this Agreement and shall not cause the invalidity or unenforceability of the remainder of this Agreement.

16. Attorneys' Fees and Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

17. Governing Law. This Agreement is subject to the provisions of that certain Agreement With Respect to Prevention and Resolution of Disputes between the Debtor and Secured Party.

18. Captions. The captions of the sections and subsections of this Agreement are included for reference purposes only and are not intended to be a part of the Agreement or in any way to define, limit or describe the scope or intent of the particular provision to which they refer.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof. This Agreement may be amended only in a writing signed by both of the parties.

21. Successor and Assigns. This Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the obligations secured hereby and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the obligations secured hereby or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

"COMPANY" or "DEBTOR"

E-Loan, Inc., a Delaware corporation

By: /s/ Joseph J. Kennedy
Joseph J. Kennedy, President and Chief Operating Officer

By: /s/ Matthew Roberts
Matthew Roberts, Secretary

ADDRESS OF DEBTOR

5875 Arnold Road, Suite 100

Dublin, California 94568

"SECURED PARTY" Bank One, NA By: /s/ Craig M. Larson Craig M. Larson Commercial Loan Officer
TAXPAYER IDENTIFICATION NUMBER OF DEBTOR ______________________________

EXHIBIT A

All property of the Debtor as described below, whether now owned or hereafter acquired or arising:

(a) All of Debtor's interest in Contracts, chattel paper, lease agreements, conditional or installment sales contracts, other instruments or documents (which shall include any and all certificates of title and other such security instruments) evidencing both a debt and security interest in motor vehicles.

(b) All other present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments and all Rights arising therefrom, inventory, including, without limitation, vehicles held as inventory for sale, equipment, computer hardware and software, fixtures, securities, customer lists, other goods, money, and deposit accounts, wherever located, now owned or hereafter acquired by Debtor, and any and all present and future tax refunds of any kind whatsoever to which Debtor is now or shall hereafter become entitled.

(c) All cash and securities (whether or not marketable) of Debtor.

(d) The balance of every deposit account of Debtor and any other claim of Debtor against Secured Party or any of its Affiliates, now or hereafter existing, whether liquidated or unliquidated.

(e) The balance of every deposit account of Debtor and any other claim of Debtor against any other bank or other form of financial institution, now or hereafter existing, whether liquidated or unliquidated.

(f) All present and future increases, profits, combinations, reclassification, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral heretofore described.

(g) All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and non-cash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale, lease, or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against manufacturers of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise.

(h) All present and future security for the payment to Debtor of any of the Collateral heretofore described and goods which gave or will give rise to any of such Collateral or are evidenced, identified, or represented therein or thereby.

(i) All books and records (including, without limitation, customers lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software, computer programs, computer printouts and other computer materials and records) evidencing or containing information regarding or otherwise pertaining to any of the foregoing.

Schedule A

Liens Existing On The Date Of This Security Agreement

1. A lien in favor of GE Capital Mortgage Services, Inc. ("GECMSI") pursuant to a Warehouse Credit Agreement between Cooper River Funding Inc., GECMSI and E-LOAN, Inc. (the "Company") dated as of June 24, 1998, as amended, for the financing of the Company's origination and sale of certain mortgage loans (the "GECMSI Credit Agreement"). To secure certain obligations of Cooper River Funding Inc. to General Electric Capital Corporation ("GECC"), GECMSI has pledged its interest as Security Agent to GECC, as reflected on UCC-1 Financing Statements filed with the California Secretary of State. The obligations of the Company under the GECMSI Credit Agreement are secured by a lien on the certain mortgage loans and other personal property as set forth in the GECMSI Credit Agreement.

2. A lien in favor of Greenwich Capital Financial Products, Inc. ("Greenwich") pursuant to a Master Loan and Security Agreement between Greenwich and the Company dated as of May 20, 1999, as amended, for the financing of the Company's origination and sale of certain mortgage loans (the "Greenwich Credit Agreement"). The obligations of the Company under the Greenwich Credit Agreement are secured by a lien on the mortgage-related property as set forth in the Greenwich Credit Agreement.

3. A lien in favor of Bank One, NA ("Bank One") pursuant to the Loan Agreement and Other Loan Documents between Bank One and the Company dated as of April 2, 2001 for the financing of the Company's funding of direct auto loans (the "Bank One Credit Agreement"). The obligations of the Company under the Bank One Credit Agreement are secured by a lien on all Vehicle Chattel Paper and certain other personal property of the Company.

4. A lien in favor of Christian Larsen ("Larsen") pursuant to a Security Agreement between Larsen and the Company entered into as of the date of this Security Agreement.

5. A lien in favor of The Charles Schwab Corporation ("Schwab") pursuant to a Security Agreement between Schwab and the Company entered into as of the date of this Security Agreement.

6. Liens arising from equipment leases between various lessors and the Company.

Schedule B

Location of Collateral
Entity	Address
E-LOAN, Inc.	5875 Arnold Road Dublin, CA 94568
E-LOAN, Inc.	3563 - 501 Phillips Highway Jacksonville, FL 32207

Schedule C

SECURITIES ACCOUNT

(Including Type of Account, Account Name, Account Number and Name of Institution/Intermediary)

The securities account is as follows:

Bank One Trust Company, N.A.
Liquidity Management Account
Account #: [*]

Schedule D

INTELLECTUAL PROPERTY

The Intellectual Property of the Company is as follows:

E-LOAN, Inc. Trademarks
Country Name	Trademark Name	Class	File Date	Appl Number	Reg Date	Reg Number	Status
Argentina	E-LOAN	36	11-Aug-99	2.234.033			Filed
Australia Austria	E-LOAN ELOAN	36 936	08-Feb-99	784887			Filed Filed
Benelux	ELOAN	93642	26-Nov-98	200196			Filed
Brazil	E-LOAN	36(10;20;70)	12-Feb-99	821.409.301			Published
Canada	E-LOAN	36	10-Feb-99	1004826			Filed
Czech Republic	E-LOAN	36	12-Feb-99	140073	12-Feb-99	224 149	Registered
Denmark	ELOAN	936					Filed
Fed. Republic of Germany	ELOAN	936	26-Nov-98	30116007.4.			Filed
Hungary	E-LOAN	36	08-Feb-99	M99 00567	22-Dec-99	159331	Registered
India	E-LOAN	16	16-Aug-99	871424			Filed
Italy	ELOAN	936					Filed
Japan	E-LOAN	36	08-Feb-99	010704/1999	16-Feb-01	4454085	Registered
Korea (South)	ELOAN	36	22-Mar-00	2000-0007985			Filed
Mexico	E-LOAN	36	11-Feb-99	363367	19-May-99	609626	Registered
Poland	E-LOAN	36	12-Feb-99	Z-197777			Filed
South Africa	E-LOAN	36	08-Feb-99	9901920			Filed
Spain	ELOAN	936	26-Nov-98	2384272			Filed
Switzerland	E-LOAN	36	08-Feb-99	01089/1999	08-Feb-99	463.788	Registered
Taiwan	E-LOAN	36	06-Feb-99	88005454			Filed
United States of America	E-LOAN EXPRESS	36	06-May-98	75/480,352			Allowed
United States of America	MY E-LOAN	36	23-Aug-99	75/782,810			Published

E-LOAN, Inc. Domain Names

Argentina (ar)	eloan.com.ar
Argentina (ar)	e-loan.com.ar
Australia (au)	eloan.com.au
Australia (au)	e-loan.com.au
Austria (at)	Eloan.at
Austria (at)	E-loan.at
Austria (at)	Eloan.co.at*
Austria (at)	E-loan.co.at
Austria (at)	eloaneurope.at
Austria (at)	e-loaneurope.at
Austria (at)	mortgage.at
Austria (at)	mortgage.co.at
Belgium (be)	eloan.be
Belgium (be)	e-loan.be
Brazil (br)	eloan.com.br
Brazil (br)	e-loan.com.br
Canada (ca)	e-loan.ca
Denmark (dk)	eloan.dk
Denmark (dk)	e-loan.dk
Denmark (dk)	eloaneurope.dk
Denmark (dk)	e-loaneurope.dk
Denmark (dk)	mortgage.dk
France (fr)	eloan.fr
Germany (de)	eloan.de
Germany (de)	e-loan.de
Germany (de)	eloaneurope.de
Germany (de)	e-loaneurope.de
Israel (il)	eloan.co.il
Israel (il)	e-loan.co.il
Italy (it)	eloan.it
Italy (it)	e-loan.it
Italy (it)	eloaneurope.it
Italy (it)	e-loaneurope.it
Japan (jp)	eloan.co.jp
Liechtenstein (li)	eloan.li
Liechtenstein (li)	e-loan.li
Liechtenstein (li)	mortgage.li
Lithuania (lt)	e-loan.lt
Luxembourg (lu)	eloan.lu
Luxembourg (lu)	e-loan.lu
Luxembourg (lu)	eloaneurope.lu
Luxembourg (lu)	e-loaneurope.lu
Luxembourg (lu)	mortgage.lu
Mexico (mx)	e-loan.com.mx
Netherlands (nl)	eloan.nl
Netherlands (nl)	e-loan.nl
New Zealand (nz)	eloaninc.co.nz
New Zealand (nz)	e-loans.co.nz
New Zealand (nz)	eloannz.co.nz
New Zealand (nz)	kiwi-eloan.co.nz
New Zealand (nz)	nz-eloan.co.nz
Poland (pl)	eloan.pl
Poland (pl)	e-loan.pl
Poland (pl)	mortgage.pl
Romania (ro)	eloan.ro
Romania (ro)	e-loan.ro
Russia (ru)	eloan.ru
Russia (ru)	e-loan.ru
South Africa (za)	eloan.co.za
South Africa (za)	e-loan.co.za
Spain (es)	eloan.es
Switzerland (ch)	eloan.ch
Switzerland (ch)	e-loan.ch
Switzerland (ch)	mortgage.ch
Turkey (tr)	eloan.com.tr
Turkey (tr)	e-loan.com.tr
United Kingdom (uk)	eloanlimited.co.uk
United Kingdom (uk)	e-loanlimited.co.uk
United Kingdom (uk)	eloanltd.co.uk
United Kingdom (uk)	e-loanltd.co.uk
*GENERIC*	carfinance.com
*GENERIC*	digital-united.com
*GENERIC*	digital-united.net
*GENERIC*	digital-united.org
*GENERIC*	elaon.com
*GENERIC*	e-laon.com
*GENERIC*	e-lender.net
*GENERIC*	eloan.com
*GENERIC*	e-loan.com
*GENERIC*	e-loan.org
*GENERIC*	eloan-auction.com
*GENERIC*	eloan-auction.net
*GENERIC*	eloan-sucks.com
*GENERIC*	eloansucks.net
*GENERIC*	eloansucks.org
*GENERIC*	flexe.com
*GENERIC*	flexedirect.com
*GENERIC*	flexeinvest.com
*GENERIC*	flexeloan.com
*GENERIC*	flexemoney.com
*GENERIC*	flexemortgage.com
*GENERIC*	flex-e-mortgage.com
*GENERIC*	screweloan.org

Internally developed software.